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Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation in this Registration Statement on Form N-2 filed pursuant to Rule 462(b) of our report dated August 22, 2012 relating to the statement of assets and liabilities of Blackstone / GSO Strategic Credit Fund appearing in the Statement of Additional Information within the Registration Statement on Form N-2 (File No. 333-180618), and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement on Form N-2 (File No. 333-180618).

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
September 25, 2012

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  Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM